Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended September 30, 2025

FRANKLIN, Tenn., October 28, 2025 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended September 30, 2025. The Company reported net income for the three months ended September 30, 2025 of approximately $1.6 million, or $0.03 per diluted common share. Funds from operations ("FFO") and adjusted funds from operations ("AFFO") for the three months ended September 30, 2025 totaled $0.50 and $0.56, respectively, per diluted common share.

Items Impacting Our Results include:
•During the third quarter of 2025, the Company acquired an inpatient rehabilitation facility in Florida upon completion of construction for a purchase price of approximately $26.5 million and cash consideration of approximately $26.4 million. The property is 100.0% leased to a tenant with a lease expiration in 2040 and an expected return of approximately 9.4%. The acquisition was funded with net proceeds from the Revolving Credit Facility and cash on hand.

•During the third quarter of 2025, the geriatric behavioral hospital operator, a tenant in six of the Company's properties, paid rent and interest of approximately $0.2 million. On July 17, 2025, the tenant signed a Letter of Intent (LOI) for the sale of its business to a behavioral healthcare provider. Among other terms and conditions of the sale, the buyer would sign new leases for the six geriatric hospitals owned by the Company. The buyer continues to perform legal and business due diligence on the transaction; however, the Company cannot provide assurance as to the timing of when, or whether, this transaction will actually close.

•During the third quarter of 2025, the Company disposed of a building in Pennsylvania, received net proceeds of approximately $0.7 million, and recognized a loss of approximately $0.2 million on the sale.

•The Company has six properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $146.0 million. The Company's expected returns on these investments are approximately 9.1% to 9.75%. The Company anticipates closing on one of these properties in the fourth quarter of 2025 and remaining properties throughout 2026 and 2027; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•As part of the Company's capital recycling program, the Company had an inpatient rehabilitation facility that met the held for sale criteria in October 2025. The sale of this asset is expected to occur in the fourth quarter of 2025 and the proceeds are generally expected to fund acquisitions through like-kind exchange under Section 1031 of the United States Internal Revenue Code. The Company expects to recognize a gain on sale of approximately $11.5 million.

•During the third quarter of 2025, the Company did not issue any shares under its ATM program.

•On October 23, 2025, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4750 per share. The dividend is payable on November 21, 2025 to stockholders of record on November 7, 2025.

About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of September 30, 2025, the Company had investments of approximately $1.2 billion in 200 real estate properties (including one property with sales-type leases and two properties classified as held for sale). The properties are located in 36 states, totaling approximately 4.6 million square feet in the aggregate.

Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, changes in interest rates, supply chain disruptions, labor conditions, prolonged government shutdown or budgetary reductions or impasses, tariffs and global trade tensions, and/or the conflicts in Ukraine and the Middle East, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	(Unaudited)
	September 30, 2025	December 31, 2024

ASSETS
Real estate properties:
Land and land improvements	$154,272	$149,501
Buildings, improvements, and lease intangibles	1,035,070	996,104
Personal property	809	326
Total real estate properties	1,190,151	1,145,931
Less accumulated depreciation	(272,481)	(242,609)
Total real estate properties, net	917,670	903,322
Cash and cash equivalents	3,383	4,384
Assets held for sale	6,205	6,755
Other assets, net	60,003	78,102
Total assets	$987,261	$992,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$530,138	$485,955
Accounts payable and accrued liabilities	17,205	14,289
Other liabilities, net	13,095	16,354
Total liabilities	560,438	516,598

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000 shares authorized; 28,471 and 28,242 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	285	282
Additional paid-in capital	714,890	704,524
Cumulative net income	76,349	85,675
Accumulated other comprehensive gain	7,568	17,631
Cumulative dividends	(372,269)	(332,147)
Total stockholders’ equity	426,823	475,965
Total liabilities and stockholders' equity	$987,261	$992,563

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

REVENUES
Rental income	$30,814	$29,335	$90,672	$85,582
Other operating interest	272	304	(423)	906
	31,086	29,639	90,249	86,488

EXPENSES
Property operating	5,930	5,986	17,610	17,349
General and administrative (1)	4,658	4,935	20,317	14,249
Depreciation and amortization	10,902	10,927	32,724	31,981
	21,490	21,848	70,651	63,579

OTHER (EXPENSE) INCOME
(Loss) Gains on sale and impairments of real estate assets	(888)	5	(248)	(135)
Interest expense	(7,075)	(6,253)	(20,019)	(17,301)
Credit loss reserve	—	—	(8,672)	(11,000)
Interest and other income, net	7	206	15	514
	(7,956)	(6,042)	(28,924)	(27,922)
NET INCOME (LOSS)	$1,640	$1,749	$(9,326)	$(5,013)

NET INCOME (LOSS) PER COMMON SHARE
Net income (loss) per common share - Basic	$0.03	$0.04	$(0.43)	$(0.27)
Net income (loss) per common share - Diluted	$0.03	$0.04	$(0.43)	$(0.27)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	26,934	26,660	26,824	26,479
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	26,934	26,660	26,824	26,479
(1) General and administrative expenses for the nine months ended September 30, 2025, included severance and transition-related expenses totaling $1.3 million related to a termination in the second quarter of 2025. Non-cash stock-based compensation expense for the three and nine months ended September 30, 2025 totaled $2.5 million and $12.3 million. respectively. Non-cash stock-based compensation expense for the nine months ended September 30, 2025 included accelerated amortization of $4.6 million related to the termination in the second quarter of 2025. Non-cash stock-based compensation expense for the three and nine months ended September 30, 2024 totaled $2.5 million and $7.4 million, respectively.

The Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,
	2025	2024
Net income	$1,640	$1,749
Real estate depreciation and amortization	11,019	11,077
Loss (Gains) on sale and impairments of real estate assets	888	(5)
Total adjustments	11,907	11,072
FFO (1)(2)	$13,547	$12,821
Straight-line rent	(913)	(679)
Stock-based compensation	2,465	2,497
AFFO (1)(2)	$15,099	$14,639
FFO per Common Share-Diluted (1)(2)	$0.50	$0.48
AFFO per Common Share-Diluted (1)(2)	$0.56	$0.55
Weighted Average Common Shares Outstanding-Diluted (2)	27,195	26,853

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO is an operating performance measure adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.

In addition to FFO, the Company presents AFFO and AFFO per share. The Company defines AFFO as FFO, excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and the amortization of stock-based compensation, and including or excluding other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)
Diluted weighted average common shares outstanding for FFO and AFFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share. Restricted stock awards and time-based RSUs are included in the calculation of weighted average common shares outstanding to the extent that they are dilutive. Performance-based RSUs are included in the calculation of weighted average common shares outstanding to the extent that they are in-the-money as of the end of the reporting period and are dilutive.

CONTACT: Bill Monroe, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated